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EXHIBIT 23.1 CONSENT OF KPMG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                         OF AMBAC ASSURANCE CORPORATION.

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Ambac Assurance Corporation:


We consent to the incorporation by reference in the registration statement (No. 333-140436) of Merrill Lynch Mortgage Investors, Inc. (the "Registrant") in the Prospectus and in the Prospectus Supplement of the Registrant relating to the First Franklin Mortgage Loan Trust, Series 2007-FFC Mortgage Loan Asset-Backed Certificates (the "Prospectus Supplement"), of our report dated February 28, 2007 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, which report appears in the Annual Report on Form 10-K of Ambac Financial Group, Inc., which was filed with the Securities and Exchange Commission on March 1, 2007, and to the reference to our firm under the heading "Experts" in the Prospectus Supplement. Our report refers to changes, in 2006, in Ambac Assurance Corporation's methods of accounting for variable interest entities and stock-based compensation.


/s/ KPMG LLP

New York, New York
May 24, 2007